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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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                        DATE OF REPORT: NOVEMBER 5, 2003


                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                            0-23723                 98-0166007
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)


                  79 CHAPEL STREET, NEWTON, MASSACHUSETTS 02458
                    (Address of Principal Executive Offices)


                                  617-332-0004
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES

         Ambient Corporation (hereinafter, "Ambient" or the "Company") completed the private placement to certain private and institutional investors (collectively, the "Investors") of $2,327,500 in principal amount of its three-year 6% Convertible Debentures (the "Debentures") and signed commitments to place an additional $2,327,500 of such Debentures when the Company's registration statement (the "registration Statement") covering the Company's common stock, par value $0.001 (the "Common Stock") underlying the Debentures, filed on October 30, 2003, is declared effective by the Securities and Exchange Commission (the "SEC"). In connection with the issuance of the Debentures, the Company issued three-year warrants to purchase up to 9,697,917 shares of the Company's Common Stock and upon, issuance of the additional Debentures following the effectiveness of the Registration Statement, will issue warrants for an additional 9,697,917 shares of Common Stock, in each case at a per share exercise price of $0.25 (the "Warrants"); provided that the exercise period may be reduced under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $1.00 for each of 20 consecutive trading days).

         The Debentures are convertible into shares of Common Stock at a conversion rate equal to $0.12 per share. This conversion price is subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The terms of the Debentures provide that under certain conditions (primarily relating to the effectiveness of the Registration Statement and the closing bid price of the Company's publicly traded Common Stock exceeding $0.50 for each of 20 consecutive trading days), the Company can require a mandatory conversion of the Debentures. If not converted earlier, on the scheduled maturity date the Convertible Debentures will automatically convert into shares of our Common Stock at the per share conversion price of $0.12.

         The Investors have undertaken to purchase the additional Debentures within five days after the effectiveness of the Registration Statement; provided, that if the Registration Statement is not declared effective by the close of business on April 30, 2004, the holders' obligation to purchase such Debentures and the Company's obligation to issue the Debentures and the Warrants in connection therewith will be cancelled.

         From the proceeds raised, the Company repaid the $400,000 principal amount and accrued interest of its 6% unsecured convertible debenture that was issued in September 2003 and came due by October 31, 2003.

         Under the agreements with the holders of the Debentures, the Company agreed to certain restrictions relating to any offer or sale of its Common Stock (or securities convertible into Common Stock) with any third party for a period of 135 days after the effective date of the Registration Statement. In addition, under certain circumstances,

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the Company will be obligated to pay liquidated damages to the holders of the
Debentures if the Registration Statement is not declared effective by January 31, 2004 or if the effectiveness of the Registration Statement is subsequently suspended for more than certain specified permitted periods .

         Reference is made to the caption entitled "Description of Agreements with Convertible Debenture Holders" in the Registration Statement for a fuller description of the agreements with the holders of the Debentures and the rights and obligations of the Company and such holders, respectively.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 5, 2003                      AMBIENT CORPORATION

                                            By: /s/ John J. Joyce,

                                            John J. Joyce,
                                            Chief Executive Officer

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